   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 23, 2002
                                               REGISTRATION NO. 333-____________

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              --------------------

                                New Pacific, Inc.
                                -----------------
             (Exact Name of Registrant as Specified in Its Charter)

NEVADA                                                           88-0490090
(State or Other Jurisdiction of                                (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                        120 Newport Center Dr., Suite 200
                         Newport Beach, California 92660

          (Address of Principal Executive Offices, Including Zip Code)

                              Consulting Agreements
                            Legal Services Agreement
                         Deferred Compensation Agreement

                            (Full Title of the Plan)
                              --------------------

                                  Sahra Partida
                        120 Newport Center Dr., Suite 200
                         Newport Beach, California 92660
                               Tel. (949) 760-6832
           (Name, Address, and Telephone Number of Agent for Service)

                                   COPIES TO:
                              Iwona J. Alami, Esq.
                          Law Offices of Iwona J. Alami
                       120 Newport Center Drive, Suite 200
                         Newport Beach, California 92660
                                 (949) 760-6880

                         CALCULATION OF REGISTRATION FEE

                                                                         Proposed
      Title of securities        Amount              Proposed             Maximum        Amount of
             to be                to be          Maximum Offering        Aggregate      Registration
          Registered           Registered         Price per share      Offering Price       Fee(1)
----------------------------------------------------------------------------------------------------
  Common Stock,             210,970(1) shares        ($0.0002)(2)          $45               $0
  $0.001 par value,
  issuable under
  Consulting
  Agreements

  Common Stock,             157,800(1) shares        ($0.0002)(2)          $32               $0
  $0.001 par value,
  issuable under
  Legal Services
  Agreement

  Common Stock,              25,730(1) shares        ($0.0002)(2)           $5               $0
  $0.001 par value,
  issuable under
  Deferred Services
  Agreement
====================================================================================================

     (1) This Registration Statement shall also cover any additional shares of Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of the Registrant.

     (2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 on the basis of the book value of the Registrant's Common Stock ($0.0002) as of September 30, 2001.

                                     PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

*    Information required by Items 1 and 2 of Part I to be contained in the
     Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to
     Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by New Pacific, Inc. (the "Registrant") are incorporated by reference:

         (i) the Registrant's registration statement on Form 10-SB, as amended; the Registrant's quarterly reports on Form 10-QSB for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (ii) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10-SB, filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report subsequently filed by the Registrant for the purpose of updating that description.

         In addition, any document filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares of the Registrant's Common Stock registered hereunder have been sold or that deregisters all such shares of Common Stock then remaining unsold, will be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain legal matters with respect to the Common Stock offered hereby will be passed upon for the Company by Law Offices of Iwona J. Alami, counsel to the Company. Iwona J. Alami is entitled to 157,800 shares of Common Stock of the Company for legal services rendered. Ms. Alami is a holder of 44,900 shares of common stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Corporation Laws of the State of Nevada and the Company's Bylaws provide for indemnification of the Company's Directors for liabilities and expenses that they may incur in such capacities. In general, Directors and Officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Furthermore, the personal liability of the Directors is limited as provided in the Company's Articles of Incorporation.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         The Shares were issued for advisory and legal services rendered. These sales were made in reliance of the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 4(2) thereof covering transactions not involving any public offering or not involving any "offer" or "sale".

ITEM 8. CONSULTANTS AND ADVISORS.

         The following consultants and advisors will be issued the Company's Common Stock for their respective services, as specified below.

Robert Byman             140,000 shares          Consulting services (business due diligence review;
                                                   analysis of acquisition targets etc.)
Fran Newman                3,810 shares          EDGAR filing services
Sandra Newman              3,810 shares          EDGAR filing services
Lucy Martin               40,000 shares          Consulting services (administrative; web design
                                                   services)
Michael R. Cipolla        13,350 shares          Printing services
Daniela Reytarek          10,000 shares          Consulting services (secretarial services)
Iwona J. Alami           157,800 shares          Legal services
Sahra Partida             25,730 shares          Deferred compensation (as officer of the Registrant)

--------------------------------------------------------------------------------------------------------------


ITEM 8. EXHIBITS

3.1      Articles of Incorporation*

3.2      Bylaws*
5.1      Opinion of counsel as to legality of securities being registered
10.1     Consulting Agreement with Robert Byman
10.2     Consulting Agreement with Lucy Martin
23.1     Consent of William Lindberg, CPA
23.2     Consent of Legal Counsel (included in Exhibit 5).

------------------------
* Previously filed with the Securities Exchange Commission as exhibits to registration statement on Form 10-SB, as amended.

ITEM 9. UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that is meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irvine, on January 23, 2002.


                                         New Pacific, INC.

                                         /s/ Sahra Partida
                                         ----------------------------------
                                         By: Sahra Partida
                                         Its: President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Sahra Partida             President and Director
-----------------------------
Sahra Partida